Exhibit 99.1

XpresSpa Group Opens XpresCheck™ COVID-19 Testing Facility at Logan International Airport in Boston Today

Located within the International Arrival Area, Pre-security Terminal E

Has Capacity to Administer 400 COVID-19 Tests per Day

NEW YORK, Oct. 28, 2020 - XpresSpa Group, Inc. (Nasdaq: XSPA) (“XpresSpa” or the “Company”), a health and wellness company, in conjunction with Marketplace Logan announced the opening of XpresCheck at Boston’s Logan International Airport today, October 28, 2020.

The XpresCheck facility is a new modular site constructed within the International Arrival area, pre-security in Terminal E. It contains seven separate testing rooms and has an anticipated capacity to administer over 400 COVID-19 tests per day.

COVID-19 testing options include a rapid molecular COVID-19 test, the Polymerase Chain Reaction (PCR) Test, and a Blood Antibody Test. These services will be available to all airport employees, including airline employees, contractors and workers, concessionaires and their employees, TSA officers, and U.S. Customs and Border Protection (CPB) agents as well as airline passengers. All insurance plans are accepted outside of network and all information will remain private and HIPAA-compliant.

Doug Satzman, XpresSpa CEO, stated, "We are thrilled to be opening XpresCheck today at Logan International Airport, which is our first testing facility outside of the New York metro area, and third to date. Our strategy remains focused on XpresCheck’s national expansion and we are in active discussions with other airports for further development of this highly relevant and timely concept.”

“I am very excited about this new service that has opened in Terminal E. By expanding our preventative measures and adapting to new technology with the arrival of XpresCheck, we remain committed to ensuring the health and safety of our passengers and employees. Having easy access to a testing site at the airport will continue to provide a further sense of security for those who travel through Boston Logan now or in the future,” said Paul McGinn, President of MarketPlace Development.

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a leading global health and wellness holding company. XpresSpa Group’s core asset, XpresSpa, is a leading airport retailer of spa services and related health and wellness products, with 50 locations in 25 airports globally. Through its XpresTest, Inc. subsidiary, the Company also provides COVID-19 screening and testing under its XpresCheck™ brand at JFK International Airport, Newark Liberty International Airport, and Logan International Airport. To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com. To learn more about XpresSpa, visit www.XpresSpa.com. To learn more about XpresCheck, visit www.XpresCheck.com.

About MarketPlace Logan, LLC

MarketPlace Logan, LLC, is an affiliate of New England Development and is the developer and manager of the Concessions Program at Boston Logan International Airport. Selected by the Massachusetts Port Authority, MarketPlace is responsible for developing, leasing, marketing and managing the Authority’s concessions program at Boston Logan International Airport with responsibility for overseeing the complete redevelopment and transformation of the concessions program.  The concessions program offers more than 130 shops, restaurants and services, including many local favorites and regional and national brands. For more information, visit massport.com/logan-airport.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. In particular, these statements include, without limitation, statements about our expectations relating to our new XpresCheck™ concept, being able to expand testing to other communicable diseases as well as administer vaccinations for the seasonal flu, our positioning to be part of the national rollout of a COVID-19 vaccination when it becomes available (including whether such vaccination becomes available in the near term or at all), the degree to which our public testing model assists passengers meet testing requirements in select states and countries, our ability to identify and gain access to the latest and best COVID-19 testing methodologies and equipment, and our ability further expand our initial sites, including at JFK International Airport, Newark Liberty International Airport, Boston Logan International Airport, and our overall ability to manage the regulatory challenges associated with this business line.  Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Relations:

ICR

Raphael Gross

ir@xpresspagroup.com

(203) 682-8253

Media

Julie Ferguson

Julie@jfprmedia.com

(312) 385-0098